SARNA & COMPANY

Certified
Public
Accountants

3195 Old Conejo Road
Thousand Oaks California 91320
Phone: 805 371-8900
Fax: 805 379-0140
Email: sarnacpa eaol.com

May 2, 2011

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

We have reviewed form S-K dated May 2, 2011 for Royal Mines and Minerals Corp. and are in agreement with the statements as they relate to our firm.

Sarna & Company
Certified Public Accountants